Exhibit 10.2

PLEDGE AGREEMENT

This Pledge Agreement, as it may be amended, restated or otherwise modified from time to time (this “Agreement”), is executed and delivered as of the 13th day of December, 2021, by ULTRALIFE EXCELL HOLDING CORP., a Delaware corporation (“Pledgor”), to KEYBANK NATIONAL ASSOCIATION (together with its successors and assigns in its capacity as agent, “Agent”), as agent for the financial institutions which are now or which hereafter become a party to the Credit Agreement, as hereinafter defined (collectively, “Lenders”).

RECITALS.

ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), ULTRALIFE CANADA HOLDING CORP., a Delaware corporation (“UCHC”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”), Pledgor (together with Ultralife, Southwest, CLB, UCHC and Excell USA, collectively, the “Borrowers”, and each individually a “Borrower”), Agent and Lenders are entering into that certain Second Amendment Agreement, dated as of the date hereof (the “Amendment”), which such Amendment amends that certain Credit and Security Agreement, dated as of May 31, 2017 (as amended by that certain First Amendment Agreement dated as of May 1, 2019, and as it may from time to time be further amended, restated or otherwise modified or supplemented, the “Credit Agreement”), by and among Borrowers, certain other Credit Parties (as defined in the Credit Agreement) which from time to time become party to the Credit Agreement, Agent and Lenders. Pledgor desires that Lenders continue to grant to Borrowers the financial accommodations as described in the Credit Agreement.

Pledgor deems it to be in Borrowers’ direct pecuniary and business interests that Borrowers continue to obtain from Lenders the Loans (as defined in the Credit Agreement), and the other financial accommodations provided for in the Credit Agreement.

Pledgor understands that Agent and Lenders are willing to enter into the Amendment and to continue to grant to Borrowers the Loans and Letters of Credit and such financial accommodations only upon certain terms and conditions, one of which is that Pledgor grants to Agent, for the benefit of Lenders, a security interest in, and an assignment of, the Pledged Collateral (as hereinafter defined) and this Agreement is being executed and delivered in consideration of Agent and Lenders entering into the Amendment, continuing to grant to Borrowers the Loans and Letters of Credit and such other financial accommodations and for other valuable consideration.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

1.1.         “Debt” shall mean the Secured Debt as such term is defined in the Credit Agreement.

1.2.         “Distributable Proceeds” shall mean all proceeds, income, fees, profits, surplus, dividends, distributions, cash, instruments and other property, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Collateral.

1.3                  “Pledged Collateral” shall mean, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, including, without limitation, by reason of splits, dividends and similar transactions with respect to the Pledged Securities, (b) any certificates representing the Pledged Securities, and (c) all Distributable Proceeds.

1.4.                  “Pledged Entities” shall mean UCHC and any Subsidiary of which Pledgor owns the Equity Interests of after the date hereof.

1.5.         “Pledged Securities” shall mean (a) all of the Equity Interests of the Pledged Entities listed on Exhibit A hereto; (b) all of the Equity Interests of any other Credit Party which is not a Foreign Subsidiary (as defined in the Credit Agreement) owned by Pledgor from time to time or acquired by Pledgor in any manner and (c) 65% of the Equity Interests of any other Credit Party which is a Foreign Subsidiary (as defined in the Credit Agreement) owned by Pledgor from time to time or acquired by Pledgor in any manner.

Except as specifically defined in this Agreement, capitalized terms used in this Agreement that are defined in the Credit Agreement shall have their respective meanings ascribed to such terms in the Credit Agreement.

2.    SECURITY INTEREST. Pledgor hereby grants to Agent, for its benefit and for the ratable benefit of each Lender, a security interest in the Pledged Collateral as security for the Debt. For the better protection of Lenders hereunder, Pledgor has executed appropriate transfer powers, in the form of Exhibit B attached hereto, and is, concurrently herewith, depositing certificates representing such Pledged Securities and the aforesaid transfer powers with Agent for the benefit of Lenders. Pledgor authorizes Agent, at any time after the occurrence and during the continuance of an Event of Default, to transfer the Pledged Securities into the name of Agent or Agent’s nominee, for the benefit of Lenders, but Agent shall be under no duty to do so. Notwithstanding any provision in this Agreement to the contrary, Agent shall have no right to vote the Pledged Securities at any time unless and until Agent shall have given Pledgor written notice that an Event of Default has occurred.

3.    PLEDGOR’S REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Agent and Lenders, in the case of the Pledged Securities set forth on Exhibit A to this Agreement as of the date hereof, and in the case of Pledged Securities pledged pursuant to this Agreement after the date hereof, as of the date of such pledge, as follows:

3.1.         Pledgor is the legal record and beneficial owner of, and has good title to, the Pledged Securities, and the Pledged Securities are not subject to any Lien, nor to any other agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include the Pledged Collateral, except (a) as otherwise permitted pursuant to the Credit Agreement and (b) for the security interest created by this Agreement or otherwise securing only Agent and Lenders.

3.2.         All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

3.3.         Pledgor has the legal power to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

3.4.         No consent, license, permit, approval or authorization, filing or declaration with any Governmental Authority, and no consent of any other party, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, in each case that has not been obtained or made, and is not in full force and effect.

3.5.         The pledge, assignment and delivery of the Pledged Securities hereunder create a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof.

3.6.         Pledgor fully anticipates that the Debt will be repaid without the necessity of selling the Pledged Securities.

3.7.         Pledgor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Pledgor has incurred to Agent and Lenders.

3.8.         All of the Pledged Securities are represented by a certificate or instrument, which such certificate or instrument has been deposited with Agent for the benefit of Lenders.

3.9         .         The Pledged Securities are “securities” as such term is defined in Article 8 of the UCC.

3.10.         None of the Pledged Securities are subject to any right of first refusal or other restriction that could restrict the transfer of any such interest to Agent or any Lender or any nominee thereof or the ability of any purchaser of any such interest to transfer such interest, except for restrictions on transfer under applicable law.

4.    REMEDIES. If an Event of Default shall occur and be continuing, Agent, in Agent’s discretion and upon such terms and in such manner as Agent shall deem advisable, sell, assign, transfer and deliver the Pledged Collateral, or any part thereof, and, in each case, Agent shall apply the net proceeds of the sale thereof to the Debt, as provided in the Credit Agreement. Agent shall give Pledgor not fewer than ten (10) days prior notice of the date after which any intended private sale may be made or the time and place of any intended public sale. Pledgor waives advertisement of sale and, except to the extent required by the preceding sentence, waives notice of any kind in respect of any sale. At any public sale, Agent or any Lender may purchase the Pledged Collateral, or any part thereof, free from any rights of redemption, which rights are hereby waived and released. In addition to other rights and remedies provided for herein or otherwise available to Agent following the occurrence and during the continuance of an Event of Default, Agent shall have all rights and remedies of a secured party under UCC.

5.    TERMINATION. At such time as the Debt has been paid in full, the commitment of Lenders under the Credit Agreement terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Lenders, this Agreement shall terminate and Agent shall, upon Pledgor’s written request, execute and deliver to Pledgor the certificates representing the Pledged Securities, the stock power and any other Pledged Collateral held by Agent, and, at Pledgor’s expense, appropriate termination statements; provided, however, that the provisions of Sections 8 through 18, all inclusive, shall survive the payment in full of the Debt.

6.    ADDITIONAL COVENANTS OF PLEDGOR.

6.1.         Pledgor covenants and agrees to defend the right, title and security interest of Agent in and to the Pledged Collateral and the proceeds thereof, and to maintain and preserve the Lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

6.2.         Pledgor covenants and agrees not to sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist, any Lien with respect to any of the Pledged Collateral, or any interest therein, or any proceeds thereof, except as otherwise permitted by the Credit Agreement and except for the Lien provided for by this Agreement and any security agreement securing Lenders.

6.3.         Pledgor covenants and agrees (a) to cooperate, in good faith, with Agent and Lenders and to do or cause to be done all such other acts as may be reasonably necessary to enforce the rights of Agent and Lenders under this Agreement, (b) not to take any action, nor fail to take any action that would be adverse to the interest of Agent or Lenders in the Pledged Collateral or under this Agreement or both, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor’s expense.

7.    ATTORNEY-IN-FACT; INSTRUCTIONS TO ISSUERS. Pledgor hereby authorizes and empowers Agent, on behalf of Lenders, to make, constitute and appoint any officer or agent of Agent as Agent may select, in its exclusive discretion, as Pledgor’s true and lawful attorney-in-fact, with the power to endorse Pledgor’s name on all applications, documents, papers and instruments necessary for Agent, on behalf of Lenders, to take actions with respect to the Pledged Collateral during the existence of an Event of Default, including, without limitation, actions reasonably necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Pledged Collateral to any Person. Pledgor ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement. Pledgor hereby authorizes and instructs each issuer of the Pledged Collateral to comply with any instruction received by it from Agent or any officer or agent thereof that states that an Event of Default has occurred and without any other or further instructions from Pledgor, and Pledgor agrees that each such issuer shall be fully protected in so complying.

8.    COSTS AND EXPENSES. If Pledgor fails to comply with any of its obligations under this Agreement, Agent may do so in Pledgor’s name or in Agent’s name, but at Pledgor’s expense, and Pledgor hereby agrees to reimburse Agent and Lenders in full for all expenses, including reasonable attorney fees, incurred by Agent and Lenders in protecting, defending and maintaining the Pledged Collateral to the extent provided in the Credit Agreement.

9.    NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed to the applicable party in accordance with the terms of Section 11.4 of the Credit Agreement.

10.    INTERPRETATION. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Agent or Lenders may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Agent or Lenders shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by Agent or Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as Agent or Lenders may deem expedient. No waiver or consent granted by Agent or Lenders in respect of this Agreement shall be binding upon Agent or Lenders unless specifically granted in writing, which writing shall be strictly construed.

11.    ASSIGNMENT AND SUCCESSORS. This Agreement shall not be assigned by Pledgor without the prior written consent of Agent. This Agreement shall bind the permitted successors and permitted assigns of Pledgor and shall benefit the respective successors and assigns of Agent and Lenders.

12.    SEVERABILITY. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.    GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Pledgor with respect to this Agreement shall be brought as provided in the Credit Agreement. Pledgor hereby waives personal service of any and all process upon Pledgor and consents that all such service of process may be made by registered mail (return receipt requested) directed to Pledgor at Pledgor’s address set forth in the signature pages of the Credit Agreement and service so made shall be deemed completed as provided in the Credit Agreement.

14.    INDEMNITY; ADMINISTRATION AND ENFORCEMENT. Pledgor shall reimburse each Lender, on that Lender’s demand from time to time, and Agent, on Agent’s demand from time to time, for any and all reasonable fees, costs, and reasonable expenses (including, without limitation, the reasonable fees and disbursements of legal counsel) incurred by that Lender or Agent, as the case may be, as the case may be, in administering this Agreement and in protecting, enforcing, or attempting to protect or enforce its rights under this Agreement, to the extent provided in the Credit Agreement.

15.    UNCONDITIONAL AND CONTINUING SECURITY INTEREST. Pledgor’s obligations under this Agreement and the granting of a security interest to Agent, for the benefit of Lenders, pursuant to this Agreement are unconditional and effective immediately, and (except for obligations surviving indefinitely pursuant to Section 5) those obligations and the security interest so granted shall continue in full effect until the Debt shall have been paid in full, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Debt is outstanding, regardless of any act, omission, or course of dealing whatever on the part of Agent and Lenders, and regardless of any other event, condition, or thing. Without limiting the generality of the foregoing, neither the amount of the Debt for purposes of this Agreement, nor Pledgor’s obligations under this Agreement, nor the security interest granted pursuant to this Agreement shall be diminished or impaired by:

(a)

the granting by Agent or any Lender of any credit to any Person, whether or not liability therefor constitutes Debt, or any failure or refusal of Agent or any Lender to grant any other credit to any Person even if Agent or such Lender thereby breaches any duty or commitment to Pledgor or any other Person;

(b)	the application by Agent or any Lender of credits, payments, or proceeds to any portion of the Debt;

(c)	any extension, renewal, or refinancing of the Debt in whole or in part;

(d)

any amendment, restatement, or other modification of any kind in, to, or of any Related Writing, or any consent or other indulgence granted to any Person, or any waiver of any Event of Default (under this Agreement, the Credit Agreement or any other agreement, document or writing);

(e)

any acceptance of security for or any other Person on the Debt or any part thereof, or any release of any security or other Person, whether or not Agent or any Lender receives consideration for the release;

(f)	any discharge of the Debt in whole or in part under any bankruptcy or insolvency law or otherwise;

(g)

the failure of Agent or any Lender to make any presentment or demand for payment, to assert or perfect any claim, demand, or interest, or to enforce any right or remedy, or any delay or neglect by Agent or any Lender in respect of the Debt or any part thereof or any security therefor;

(h)

any failure to give Pledgor notice of (i) the making of any loan or other credit extension or the terms, conditions, and other provisions applicable thereto, (ii) any dishonor by Pledgor or any other Person, or (iii) the inaccuracy or incompleteness of any representation, warranty, or other statement made by any Person; or

(i)

any defense that may now or hereafter be available to any Person, whether based on suretyship, impairment of Pledged Collateral, accord and satisfaction, breach of warranty, breach of contract, failure of consideration, tort, lack of capacity, usury or otherwise, or any illegality, invalidity, or unenforceability of the Debt or any part thereof or of any Related Writing.

16.    NO SETOFF; RIGHTS AGAINST OTHER OBLIGORS. Pledgor hereby (a) waives all now existing or hereafter arising rights to recoup or offset any obligation of Pledgor under this Agreement against any claim or right of Pledgor against Agent or any Lender, (b) waives all rights of exoneration now or hereafter arising out of or in connection with this Agreement, and (c) agrees that unless and until all of the Debt shall have been paid in full, Pledgor will not assert against any other Person obligated on the Debt or against any such Person’s property any rights (including, without limitation, contribution, indemnification, reimbursement and subrogation) now or hereafter arising (whether by contract, operation of law or otherwise) out of or in connection with this Agreement or any Related Writing.

17.    MAXIMUM LIABILITY OF PLEDGOR. Anything in this Agreement to the contrary notwithstanding, the security interest and lien granted pursuant to this Agreement shall secure payment of the Debt only to the extent that the granting of such security interest and lien would not be void, voidable or avoidable under any applicable fraudulent transfer law.

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18.    JURY TRIAL WAIVER. PLEDGOR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR ON THE ONE HAND AND AGENT AND/OR LENDERS ON THE OTHER HAND, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND/OR LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION, OR ANY OTHER PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG PLEDGOR ON THE ONE HAND AND AGENT AND/OR LENDERS ON THE OTHER HAND.

ULTRALIFE EXCELL HOLDING CORP.

By:	/s/ Michael E. Manna
Name: Michael E. Manna
Title: President

[Signature Page to Pledge Agreement (UEHC) – KeyBank/Ultralife]

EXHIBIT A

PLEDGED SECURITIES

Name of Entity	Ownership Percentage	Certificate Number	Class of Equity

ULTRALIFE CANADA HOLDING CORP., a Delaware corporation	100%	1	Common Stock

EXHIBIT B

IRREVOCABLE POWER TO TRANSFER SECURITY

FOR VALUE RECEIVED, the undersigned, ULTRALIFE EXCELL HOLDING CORP., A DELAWARE CORPORATION, does hereby sell, assign and transfer unto ________________________________________________________ all interest(s) in ___________________________________, a/n ________________________, standing in the name of the undersigned on the books of said entity and does hereby irrevocably constitute and appoint ___________________________________________ attorney to transfer said interest(s) on the books of the within named entity with full power of substitution in the premises.

ULTRALIFE EXCELL HOLDING CORP., A DELAWARE CORPORATION

Date: ______________________	By:
Print Name: _________________________
Title: _______________________________

PLEDGE AGREEMENT (UEHC) – KEYBANK/ULTRALIFE